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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                         ------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           BANKATLANTIC BANCORP, INC.
                               BBC CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)
            (Exact name of co-registrant as specified in its charter)


                                     Florida
                                    Delaware
                         (State or other jurisdiction of
                                 incorporation)

                                   65-0507804
                                   Applied For
                      (I.R.S. Employer Identification No.)


                            1750 E. Sunrise Boulevard
                            Fort Lauderdale, Florida
                    (Address of principal executive offices)

                                     33304
                                   (Zip code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. |_|



If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following.
|_|

          Securities to be  registered  pursuant to Section 12(b) of the Act:

                               Title of Each Class
                               to be so Registered

                                      None

                         Name of Each Exchange on Which
                         Each Class is to be Registered

                                      None

          Securities to be registered pursuant to Section 12(g) of the
                                      Act:

___% Cumulative Trust Preferred Securities of BBC Capital Trust I
___% Junior Subordinated Debentures of BankAtlantic Bancorp, Inc.
     Guarantee of BankAtlantic Bancorp, Inc. of certain obligations under the Preferred Securities
                                (Title of Class)

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Item 1.  Description of Registrants' Securities to be Registered.

         A description of the Securities to be registered hereunder is set forth under the captions "Description of the Preferred Securities", "Description of the Junior Subordinated Debentures" and "Description of the Guarantee" in the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-23771 and 333-23771-01), filed with the Securities and Exchange Commission on March 21, 1997, which description is incorporated herein by reference.


Item 2.                    Exhibits.

4.1 Form of Indenture with respect to BankAtlantic Bancorp Inc.'s Junior Subordinated Debentures (incorporated by reference to
           Exhibit 4.1 to the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-23771 and 333-23771-01)).

4.2 Form of Specimen Junior Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-23771 and 333-23771-01)).

4.3        Form of Amended and Restated Trust Agreement of BBC Capital
           Trust I (incorporated by reference to Exhibit 4.5 to the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-23771 and 333-23771-01)).

4.4 Form of Certificate for Cumulative Trust Preferred Securities of BBC Capital Trust I (incorporated by reference to Exhibit 4.6 to the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-23771 and 333-23771-01)).

4.5 Form of Guarantee Agreement for BBC Capital Trust I (incorporat-ed by reference to Exhibit 4.7 to the Registrants' Registration Statement on Form S-3 (Registration Nos. 333-23771 and 333-23771-01)).




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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, BankAtlantic Bancorp, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                      BANKATLANTIC BANCORP, INC.


                                                         By:/s/Alan B. Levan
                                                         --------------------
                                                            Alan B. Levan
                                                      Chairman of the Board and
                                                        Chief Executive Officer
Date:  April 15, 1997



                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, BBC Capital Trust I has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                          BBC CAPITAL TRUST I


                                                           By:/s/Alan B. Levan
                                                           -------------------
                                                                 Alan B. Levan
                                                                    Trustee
Date:  April 15, 1997

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